UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2024

BASSETT FURNITURE INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-00209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, Virginia	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (276) 629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock ($5.00 par value)	BSET	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.05	Material Cybersecurity Incidents.

As disclosed in the Original Report, on July 10, 2024, Bassett detected unauthorized occurrences on a portion of its information technology (IT) systems. Upon detecting the unauthorized occurrences, Bassett immediately began taking steps to contain, assess and remediate the cyber incident, including beginning an investigation with leading external cybersecurity specialists, activating its incident response plan, and shutting down some systems. As a result of these and other measures, and while Bassett’s investigation and remediation efforts remain ongoing, Bassett believes the threat actor was ejected from Bassett’s IT systems on July 10, 2024.

As of the date of this Amendment, Bassett-operated retail stores, e-commerce site, manufacturing facilities and distribution centers are operating. After Bassett shut down some of its systems, Bassett experienced disruption to certain of its operations, including interrupted manufacturing at Bassett’s domestic plants and delayed order fulfillment for its retail network and delay of some wholesale shipments. Since the filing of the Original Report, Bassett resumed retail order fulfillment and caught up on fulfilling wholesale orders that were delayed as a result of the cyber incident.

Since the filing of the Original Report, Bassett has restored the IT systems and data that were impacted by the cyber incident, and continues to work through minor operational impacts. Bassett’s investigation has not found evidence that any of Bassett’s core operating systems for manufacturing, wholesale and retail order processing and fulfillment, or financial reporting were impacted.

As of the date of this Amendment, Bassett believes the impacts of the cyber incident are not, and are not reasonably likely to be, material to its financial condition and results of operations for the fiscal year. Bassett will be seeking reimbursement of costs, expenses and losses stemming from the cyber incident by submitting claims to Bassett’s cybersecurity insurers. The timing and amount of any such reimbursements is not known at this time.

Forward-Looking Statements

Certain of the statements in this Current Report on Form 8-K (this “Report”), particularly those preceded by, followed by or including the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. All statements regarding the known scope and expected impact of the cybersecurity incident described in this Report are forward-looking statements. Expectations included in the forward-looking statements are based on preliminary information, as well as certain assumptions which management believes to be reasonable at this time. The Company cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others: additional information regarding the extent of the cybersecurity incident that the Company may uncover during its ongoing investigation; the compromise or improper use of sensitive, proprietary, confidential financial, or personal data or information, if it is determined that any such data was compromised, which may result in negative consequences such as fines, penalties, or loss of reputation, including in ways that adversely impact the Company’s competitiveness in attracting and retaining customers; incremental expenses associated with the Company’s on-going investigation and remediation of the cybersecurity incident; the nature and scope of any claims, litigation or regulatory proceedings that may be brought against the Company as a result of the cybersecurity incident or the Company’s response thereto; other legal, reputational and financial risks resulting from this or other cybersecurity incidents and the potential impact of this cybersecurity incident on the Company’s revenues, operating expenses, and operating results; and the other factors set forth in in the Company’s Annual Report on Form 10-K for the 2023 fiscal year filed with the SEC on January 25, 2024, which is available at www.sec.gov and www.bassettfurniture.com under the “Investors Relations” tab. For those statements, Bassett claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED
Date: August 5, 2024	By:	/s/ J. Michael Daniel
J. Michael Daniel
Title: Senior Vice President – Chief Financial & Administrative Officer